EXHIBIT 99.3
NIGHTCULTURE, INC.
FULL ACCESS AND PROTOTYPE INDUSTRIES
Pro Forma Financial Statements

The following proforma balance sheet and income statement reflect the combination of NightCulture, Inc. and Full Access and Prototype Industries for the years ended December 31, 2011 and 2010 and the nine months period ended September 30, 2012. These financial statements are a combination of the separate financial statements of both entities; however they represent the combination of individual statements of each company as if they were combined during the periods stated when in fact they were separate operating entities.

NIGHTCULTURE, INC.
CONSOLIDATED PROFORMA BALANCE SHEETS
For Periods Ended

	September 31,	December 31.	December 31,
	2012	2011	2010
ASSETS
Current assets:
Cash	$5,801	$13,105	$226
Inventory	14,551	11,387	--
Total current assets	20,352	24,492	--

Fixed assets net of depreciation of$ 22,823, $19,322 and $12,075	9,093	9,713	3,925
Other asset net of amortization of $29,764, $21,064 and $ 3,832, respectively	637,811	56,511	67,043
Total assets	667,256	90,716	71,194

LIABILITIES AND SHAREHOLDERS' EQUITY(DEFICIT)

Current liabilities:
Bank overdraft	--	--	1,458
Accounts payable and accrued liabilities	134,776	131,791	193,135
Accrued interest	463,527	458,239	340,789
Advances – related parties	22,500	22,500	43,525
Legal liability	--	15,000	--
Taxes	6,246	3,537	1,429
Derivative liability	118,211	--	--
Notes payable	694,349	694,349	694,349
Total current liabilities	1,439,609	1,325,326	1,274,911

Long term liabilities:
Convertible debentures	500,000	480,818	--
Total liabilities	1,939,609	1,806,144	1,274,911

Shareholders’ deficit:
Preferred stock, par value of $.001; 10,000,000 shares authorized
0 issued and outstanding		--	--
Common stock; par value of $0.001; 100,000,000 shares authorized
49,322,321, 46,453,152 and 806,644 issued and outstanding, respectively	50,322	46,453	806
Additional paid in capital	7,757,580	6,942,613	6,988,260
Accumulative deficit	(9,080,255)	(8,704,494)	(8,192,783)
Total shareholders' deficit	(1,272,353)	(1,715,428)	(1,203,717)
Total liabilities and shareholders' equity(deficit)	$667,256	$90,716	$71,194

NIGHTCULTURE, INC.
CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED

	September 31,		December 31,
	2012	2011	2011	2010
Revenue	$2,089,379	$1,313,500	$1,740,776	$1,137,394
Direct costs	1,051,429	720,600	925,030	578,201
Gross profit	1,037,950	592,900	815,746	559,193

Operating expenses:
Depreciation and amortization	13,550	14,798	17,612	18,443
General and administrative expenses	1,210,992	764,238	1,086,398	664,193
Income(loss) from operations	(186,559)	(186,136)	(288,264)	(123,443)

Other income(expense):
Gain on debt forgiveness	--		55,500	--
Interest expense	(56,541)	(58,208)	(118,489)	(70,103)
Settlement on pending suit			(20,000)	--
Loss on equipment write down	(900)		(2,500)	--
Loss(gain) on change in fair value	(118,211)	--	--	--
Total other income (expenses)	(175,652)	(58,208)	(85,489)	(70,103)

Net income(loss)	$(362,211)	$(244,344)	$(373,752)	$(193,546)

NIGHTCULTURE, INC.
NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1: BUSINESS AND COMBINATION

On September 31, 2012, NightCulture, Inc. (the “Company”) entered an agreement with two individuals to acquire Full Access and Prototype, a proprietorship which promoted music and entertainment venues in the Dallas, TX market.

Under the terms of the agreement the Company paid the two individuals $300,000 in cash and issued 1,000,000 of common stock with a value of $290,000 for a total purchase price of $590,000. In addition the Company entered into a three year employment agreement with one individual paying him $50,000 annually in salary plus 20% of the covered events in the subject market.  The Company entered into a two year consulting agreement with the other individual to pay the consultant 10% of the net profit of the covered events in the subject market.

NOTE 2: PRESENTATION

The proforma balance sheet and income statement reflect the combination of NightCulture, Inc. and Stereo Live for the years ended December 31, 2011 and 2010 and the nine months ended September 31, 2012 and 2011